SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2006

SCOTIA PACIFIC COMPANY LLC

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

333-63825

(Commission File Number)

68-0414690

(I.R.S. Employer Identification Number)

P.O. Box 712 125 Main Street, 2nd Floor Scotia, California (Address of Principal Executive Offices)	95565 (Zip Code)

Registrant's telephone number, including area code: (707) 764-2330

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

The Registrant is party to a Credit Agreement with Bank of America National Trust and Savings Association, as Agent, and certain other financial institutions, pursuant to which the Registrant is able to borrow up to one year's interest on its Timber Collateralized Notes. On May 18, 2006, the Registrant entered into the Fourth Amendment to Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 (the "Amendment") providing for a one year extension of the Credit Agreement, to July 6, 2007.

Item 7.01	Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following information (including any related exhibits) shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation by reference language in such filing, except as shall be expressly set forth by specific reference in such a filing.

As previously reported, the Registrant's parent company, The Pacific Lumber Company ("Palco") is pursuing efforts to increase its liquidity. As part of an initiative to pursue discussions with potential lenders, Palco intends to make available to them information that could potentially be considered to be material with respect to the registered securities of the Registrant.

Attached hereto as Exhibit 99.1 (and incorporated herein by reference) is a summary of certain such information to be made available to such potential lenders by Palco.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Fourth Amendment to Credit Agreement, dated May 18, 2006, among Registrant, Bank of America, N.A., The Bank of Nova Scotia, Keybank National Association, and U.S. Bank National Association
99.1	Summary of Certain Information To Be Made Available to Potential Lenders by The Pacific Lumber Company (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006	SCOTIA PACIFIC COMPANY LLC (Registrant) By: /s/ Bernard L. Birkel Bernard L. Birkel Secretary

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